UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 29, 2021

MEDALLIA, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38982	77-0558353
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

575 Market Street, Suite 1850
San Francisco, California 94105
(Address of principal executive offices)

(605) 321-3000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value $0.001 per share)	MDLA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Introductory Note

On July 25, 2021, Medallia, Inc. (“Medallia”) entered into an Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”) with Medallia Intermediate II, LP (f/k/a Project Metal Parent, LLC) (“Parent”) and Project Metal Merger Sub, Inc., a wholly owned subsidiary of Parent (“Merger Sub”).

Pursuant to the Merger Agreement, following the satisfaction or waiver of each of the applicable conditions set forth in the Merger Agreement, Merger Sub merged with and into Medallia (the “Merger”), with Medallia surviving as a wholly owned subsidiary of Parent (the “Surviving Corporation”). The Merger was consummated on October 29, 2021.

Item 1.01              Entry into a Material Definitive Agreement.

On October 29, 2021, Medallia and U.S. Bank National Association, as trustee (the “Trustee”), entered into the First Supplemental Indenture (the “Supplemental Indenture”) to the Indenture, dated as of September 18, 2020 (the “Indenture”), between Medallia and the Trustee, relating to Medallia’s 0.125% Convertible Senior Notes due 2025 (the “Notes”).

Pursuant to the terms of the Indenture, the Supplemental Indenture was required to be entered into in connection with the consummation of the Merger. The Supplemental Indenture provides that, from and after the effective time of the Merger, for all conversions of the Notes, (1) the consideration due upon conversion of each $1,000 principal amount of Notes will be solely cash in an amount equal to the conversion rate then in effect on the conversion date (as may be increased pursuant to the terms of the Indenture), multiplied by $34.00; and (2) Medallia will satisfy its conversion obligation by paying cash to converting holders of the Notes as provided in the Supplemental Indenture.

The foregoing description of the Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Supplemental Indenture, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference.

Item 1.02              Termination of a Material Definitive Agreement.

Termination of the Credit Agreement

On October 29, 2021, in connection with the consummation of the Merger, Medallia terminated and repaid in full all outstanding obligations due under the Credit Agreement, dated September 4, 2020, by and among Wells Fargo Bank, National Association, as administrative agent, swingline lender and issuing lender, Medallia and the lenders from time to time party thereto (the “Credit Agreement”).

Termination of Capped Call Transactions

On September 15, 2020, in connection with the pricing of the Notes, Medallia entered into capped call transactions (the “Base Capped Call Transactions”) with certain financial institutions (each a “Capped Call Counterparty” and, collectively, the “Capped Call Counterparties”). On September 16, 2020, in connection with the exercise of the option to purchase additional Notes by the initial purchasers of the Notes, Medallia entered into additional capped call transactions with the Capped Call Counterparties (the “Additional Capped Call Transactions” and, together with the Base Capped Call Transactions, the “Capped Call Transactions”).

In connection with the Merger, Medallia entered into a termination agreement with each Capped Call Counterparty pursuant to which the Capped Call Transactions with such Capped Call Counterparty terminated upon the closing of the Merger in exchange for an agreed-upon cash payment from such Capped Call Counterparty payable within one business day following the closing of the Merger.

Item 2.01              Completion of Acquisition or Disposition of Assets.

On October 29, 2021, pursuant to the terms of the Merger Agreement, the Merger was consummated. In the Merger, each issued and outstanding share of Medallia’s common stock (other than shares (1) held by Medallia as treasury stock; (2) owned by Parent or Merger Sub; (3) owned by any direct or indirect wholly owned subsidiary of Parent or Merger Sub; or (4) held by stockholders who have neither voted in favor of the adoption of the Merger Agreement nor consented thereto in writing and properly and validly exercised their statutory rights of appraisal under Delaware law) was canceled and extinguished and automatically converted into the right to receive cash in an amount equal to $34.00, without interest (the “Per Share Price”).

In addition, with respect to the Medallia’s equity-based awards (other than stock options, which are described below), pursuant to the Merger Agreement, at the effective time of the Merger, (1) each outstanding equity-based award, to the extent then vested, was canceled and converted into a right to receive an amount in cash, without interest, equal to the product obtained by multiplying (a) the amount of the Per Share Price by (b) the total number of shares of Medallia’s common stock then subject to the then-vested portion of such equity-based award; and (2) each outstanding equity-based award, to the extent not then vested, was canceled and converted into a right to receive an amount in cash, without interest, equal to the product obtained by multiplying (a) the amount of the Per Share Price by (b) the total number of shares of Medallia’s common stock subject to the then-unvested portion of such equity-based award, with such cash amount, subject to the holder’s continued service with Parent and its affiliates (including Medallia) through the applicable vesting dates, vesting and being payable in accordance with the existing vesting schedule of such equity-based award (except that, with respect to any equity-based award that, immediately prior to the effective time of the Merger, remains subject to performance vesting conditions, the performance metrics of such award shall be deemed achieved in accordance with an agreed-upon schedule (which, generally speaking, will reflect the actual level of achievement of the award’s performance metrics), and the applicable cash amount shall vest at the end of the award’s applicable service period, subject to the holder’s continued service through such date).

With respect to Medallia’s stock options, pursuant to the Merger Agreement, at the effective time of the Merger, (1) each outstanding stock option, to the extent then vested, was canceled and converted into a right to receive an amount in cash, without interest, equal to the product obtained by multiplying (a) the amount of the Per Share Price (less the exercise price per share attributable to such stock option) by (b) the total number of shares of Medallia’s common stock issuable upon exercise in full of such stock option; and (2) each outstanding stock option, to the extent not then vested, was canceled and converted into a right to receive an amount in cash, without interest, equal to the product obtained by multiplying (a) the amount of the Per Share Price (less the exercise price per share attributable to such stock option) by (b) the total number of shares of Medallia’s common stock issuable upon exercise in full of the then-unvested portion of such stock option, with such cash amount, subject to the holder’s continued service with Parent and its affiliates (including Medallia) through the applicable vesting dates, vesting and being payable in accordance with the existing vesting schedule of such stock option.  Any stock option, whether vested or unvested, for which the exercise price per share attributable to such stock option was equal to or greater than the Per Share Price was canceled without any cash payment being made in respect thereof.

The description of the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed by Medallia as Exhibit 2.1 to Medallia’s Current Report on Form 8-K filed on July 27, 2021 and is incorporated by reference.

Item 3.01              Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 29, 2021, Medallia notified The New York Stock Exchange (the “NYSE”) of the consummation of the Merger.  Medallia requested that the NYSE delist Medallia’s common stock on October 29, 2021.  As a result, trading of Medallia’s common stock on the NYSE was suspended prior to the opening of the NYSE on October 29, 2021.  Medallia also requested that the NYSE file a notification of removal from listing and registration on Form 25 with the Securities and Exchange Commission (the “SEC”) to effect the delisting of Medallia’s common stock from the NYSE and the deregistration of Medallia’s common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Medallia intends to file with the SEC a Form 15 requesting the termination of registration of Medallia’s common stock under Section 12(g) of the Exchange Act and the suspension of reporting obligations under Section 13 and Section 15(d) of the Exchange Act.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference.

Item 3.03              Material Modification to Rights of Security Holders.

The information set forth in Item 2.01, Item 3.01, Item 5.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference.

Item 5.01              Change in Control of Registrant.

As a result of the consummation of the Merger, a change in control of Medallia occurred.  Following the consummation of the Merger, Medallia became a wholly owned subsidiary of Parent.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference.

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 29, 2021, and as a result of the consummation of the Merger, Leslie J. Stretch and Roxanne M. Oulman became the directors of Medallia.  The following persons, who were directors of Medallia prior to the effective time of the Merger, are no longer directors of Medallia: Borge Hald, Mitchell K. Dauerman, Douglas M. Leone, Stan Meresman, Steven Walske, Amy Pressman, Leslie Kilgore, James D. White and Robert Bernshteyn.

Item 5.03          Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, the certificate of incorporation and bylaws of Medallia were amended and restated to read in their entirety as the certificate of incorporation and bylaws, respectively, of Merger Sub as in effect immediately prior to the effective time of the Merger.  The amended and restated certificate of incorporation and the amended and restated bylaws of Medallia are filed as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated by reference.

Item 7.01              Regulation FD Disclosure.

On October 29, 2021, Medallia and Thoma Bravo, L.P. issued a joint press release announcing the consummation of the Merger. A copy of this press release is attached as Exhibit 99.1 and is incorporated by reference.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1
Agreement and Plan of Merger, dated July 25, 2021, between Project Metal Parent, LLC, Project Metal Merger Sub, Inc. and Medallia, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Medallia on July 27, 2021).

3.1	Amended and Restated Certificate of Incorporation of Medallia, Inc.
3.2	Amended and Restated Bylaws of Medallia, Inc.
4.1	First Supplemental Indenture between Medallia, Inc. and U.S. Bank National Association.
10.1	Form of Termination Agreement between Medallia, Inc. and the applicable Capped Call Counterparty.
99.1	Press release, dated October 29, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MEDALLIA, INC.

Date: November 2, 2021	By: /s/ Roxanne M. Oulman
	Name:	Roxanne M. Oulman
	Title:	Chief Financial Officer